Exhibit 23.1





      INDEPENDENT REGISTERED PUBLIC  ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42543 dated August 30, 1991) pertaining to the Cognitronics Corporation 1967 Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-42544 dated August 30, 1991 and Form S-8 No. 333-05897 dated June 13, 1996) pertaining to the Cognitronics Corporation 1990 Stock Option Plan, the Registration Statement (Form S-8 No. 333-05899 dated June 13, 1996) pertaining to the Cognitronics Corporation Restricted Stock Plan and the Registration Statement (Form S-8 No. 333-118508 dated August 24, 2004) pertaining to the Directors' Stock Option Plan of our report dated March 14, 2005, with respect to the consolidated financial statements of Cognitronics Corporation included in this Annual Report (Form 10-K) for the years ended December 31, 2004 and 2003.


/s/  Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
March 30, 2005